August 16, 1997

Tyco International Ltd.
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda

                           re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as attorneys in Bermuda for Tyco International Ltd., a Bermuda limited liability company ("Tyco") in connection with the sale of 12,517,072 Common Shares of Tyco (the "Shares") including 12,424,964 Shares held by Westar Capital, Inc. ("Westar") and 21,910 A Warrants and 13,657 B Warrants, (the "Warrants") assumed by Tyco Company, (which will entitle the holders thereof to acquire up to 92,108 of the Shares pursuant to a prospectus forming part of the Registration Statement on Form S-3, filed with the Securities and Exchange Commission on the 15th August, 1997.


         This opinion is based upon and confined to the laws of Bermuda presently in force as currently applied by the Courts of Bermuda. We have made no investigation of, nor do we express any opinion as to, the laws of any jurisdiction other than Bermuda.


         In order to render this opinion, we have been supplied with and have reviewed and relied upon the following documents:


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          (a) the  Certificate of  Incorporation,  Memorandum of Association and
          Bye-laws of Tyco;


          (b) a copy of the resolutions adopted by the Board of Directors of Tyco as at 2nd July, 1997 (the "Board Resolution");


          (c) a copy of resolutions adopted by the Shareholders at a Special General Meeting of Tyco held 2nd July 1997;


          (d) a copy of the draft dated August 15, 1997 of a Prospectus (the "Prospectus") that is to form part of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on August 15, 1997;

          (e) a copy of the pages of the Registration Statement signed by all of the Directors of Tyco (the "Signature Pages:);


          (f) a copy of an executed Assumption Agreement dated as of July 1st, 1997 and made between Tyco (then named ADT Limited) and Tyco International Ltd. a Massachusetts corporation, relating to the assumption by Tyco (Old Tyco) of the Warrant Agreements (as defined below) and acknowledged by ChaseMellon Shareholder Services, LLC ("ChaseMellon") as Warrant Agent;


          (g) a copy of the  Register of Members and an extract  from the Branch
          Registrar  of  Members   maintained  by  ChaseMellon   (together  "the
          Registrars"); and


          (h) a copy of permissions given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of Tyco Common Shares.


         We have also relied upon our searches of documents of public record maintained by the Registrar of Companies in Bermuda and of the Causes Book of the Supreme Court of Bermuda made on 22nd July, 1997 (the "Searches").


         We have assumed:


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          (i) that there is no provision of the law, regulation or public policy of any jurisdiction, other than Bermuda, which might have a material effect on any of the opinions herein expressed;


          (ii) that all representations appearing in the Prospectus are true and complete in all material respects;


          (iii) the genuineness of all signatures on the documents examined by us;


          (iv) the conformity to original documents, of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us;


          (v) that the information disclosed by our Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches;


          (vi) the capacity, power and authority of the parties to and the due authorisation, execution and delivery by all parties thereto of the Warrant Agreement, dated as of July 7, 1992, between, Kendall International, Inc., a Delaware corporation (formerly CDK Holding Corporation, "Kendall"), and Norwest Bank Minnesota, N.A., ("Norwest"), as Warrant Agent, with respect to certain A Warrants and the Warrant Agreement, dated as of July 7, 1992, between Kendall and Norwest, as Warrant Agent, with respect to certain B Warrants (together the "Warrant Agreements");


          (vii) the capacity, power and authority of the parties to and the due authorisation, execution and delivery by all parties thereto of an Assumption Agreement dated as of October 19th, 1994 between Old Tyco and Kendall and acknowledged by Norwest as Warrant Agent, relating to the Assumption by Old Tyco of the Warrant Agreements (the "First Agreement");


          (viii) that each of the Warrant Agreements and the First Agreement is valid, binding and enforceable in accordance with its terms under the laws by which it is expressed to be governed; and


          (ix) that the Signature Pages evidence the approval of the Directors of all matters relating to Tyco set out in the Registration Statement.


         Unless otherwise defined herein, terms defined in the Registration Statement and the Prospectus have the same meanings when used in this opinion.


         Based on and subject to the foregoing, subject to the reservations set out below, and to any matters not disclosed to us, we are of the opinion that:


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

          (1) Tyco has been duly incorporated as a limited liability company and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Shares.


          (2) All necessary action required to be taken by Tyco pursuant to Bermuda law has been taken by or on behalf of Tyco and all the necessary authorisations and approvals of Governmental authorities in Bermuda have been duly obtained for

               (i) the acquisition by Westar of and the transfer from the beneficial ownership of Westar of 12,424,964 of the Shares

               (ii) the assumption by the Company of the Warrants, and

               (iii) the issue by the Company of the other 92,108 Shares referred to in the Prospectus.


          (3) The 12,424,964 Shares held by Westar have been validly issued and are outstanding as fully paid non-assessable shares of the Company.


          (4) When duly issued and paid for pursuant to and in accordance with the terms of the Board Resolutions and the Warrant Agreements, the 92,108 Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.


          (5) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the transfer of 12,424,964 of the Shares beneficially owned by Westar, the transfer of the Warrants or the issue or transfer of the other 92,108 of the Shares referred to in the Prospectus.


         Our reservations are:


          A. Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of Tyco and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alternation to the Memorandum of Association or Bye- laws of Tyco after the date on which he became a shareholder, if and so far as the alternation requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, Tyco.


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

          B. We express no opinion as to any other law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.


         This opinion is addressed to you in connection with the registration of the Shares with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.


         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the captions "Legal Matters" in the Prospectus.

         This opinion is to be governed by and construed in accordance with the laws of Bermuda and shall not give rise to legal proceedings in any jurisdiction other than Bermuda.

                                             Yours faithfully,

                                             /s/  Appleby, Spurling & Kempe


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